EXHIBIT (99.1)


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF REPUBLIC SECURITY FINANCIAL CORPORATION FOR THE SPECIAL
       MEETING OF SHAREHOLDERS OF REPUBLIC SECURITY FINANCIAL CORPORATION
                         TO BE HELD ON FEBRUARY 16, 2001

         The undersigned shareholder of Republic Security Financial Corporation ("Republic") hereby appoints Rudy E. Schupp and Richard J. Haskins, and each of them, acting alone, with full power of substitution, to vote all of the shares of common stock, par value $0.01 per share, of Republic which the undersigned is entitled to vote at the special meeting of shareholders of Republic to be held on February 16, 2001, at 10 a.m. at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, and at any adjournments, postponements, continuations or reschedulings thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on the reverse side.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                                   SEE REVERSE
                                      SIDE


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|X|       PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

Republic's Board of Directors recommends a vote "For" the following proposal:

1. TO APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 29, 2000, BY AND BETWEEN REPUBLIC SECURITY FINANCIAL CORPORATION AND WACHOVIA CORPORATION, AND THE RELATED PLAN OF MERGER, PURSUANT TO WHICH REPUBLIC WILL MERGE WITH AND INTO A WHOLLY OWNED SUBSIDIARY OF WACHOVIA.

|_| FOR
|_| AGAINST
|_| ABSTAIN

     THE PROXY WILL BE VOTED AS YOU SPECIFY ABOVE WITH RESPECT TO THE MATTER SET FORTH ABOVE. IF THIS PROXY IS EXECUTED BUT NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE RELATED PLAN OF MERGER AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

    THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    Please complete, sign and return this proxy promptly in the enclosed, postage-prepaid, business reply envelope. No additional postage is necessary if such envelope is mailed in the United States. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND OF THE PROXY STATEMENT.

     IF YOU NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL REPUBLIC'S PROXY SOLICITOR, D.F. KING & CO., TOLL-FREE AT 1-800-549-6697.

    SIGNATURE______________________________________DATED_____________, 2001

    SIGNATURE (IF HELD JOINTLY)____________________DATED_____________, 2001
    PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN THE PARTNERSHIP NAME BY AUTHORIZED PERSON(S).